Exhibit 4.4

ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of February 11, 2008 made by
Wits Basin Precious Minerals Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Party identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned, Hunter Bates Mining Corporation, a Minnesota corporation, hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Party referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder (as supplemented or replaced as referenced below).  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTY A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Party, and the Secured Party may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Party.

Exhibit 4.4

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

HUNTER BATES MINING CORPORATION

By:	/s/ Mark D. Dacko

Name:	Mark D. Dacko
Title:	Chief Financial Officer

Address:	900 IDS Center
80 South 8th Street
Minneapolis, MN 55402-8773

Dated:  July 10, 2008